Exhibit 99.1

Navistar International Corporation P: 331-332-5000 2701 Navistar Dr. Lisle, IL 60532 USA

Media Contact:	Steve Schrier, 331-332-2264
Investor Contact: Web site:	Heather Kos, 331-332-2406 www.Navistar.com/newsroom

NAVISTAR ANNOUNCES PRICING OF PRIVATE OFFERING OF CONVERTIBLE NOTES

LISLE, Ill., October 7, 2013 – Navistar International Corporation (NYSE: NAV) today announced the pricing of its private offering of $200 million of 4.50% senior subordinated convertible notes due 2018. Closing of the offering is expected to occur on October 11, 2013 subject to customary closing conditions. In addition, the company has granted the initial purchasers an over-allotment option to purchase an additional $30 million of convertible notes.

The convertible notes will pay interest semiannually at a rate of 4.50% per annum and will be convertible, under certain circumstances, into cash, shares of Navistar common stock, or a combination of cash and shares of Navistar common stock, at Navistar’s election, at an initial conversion rate of 17.1233 shares of Navistar common stock per $1,000 principal amount of senior subordinated convertible notes, which is equivalent to an initial conversion price of approximately $58.40 per share of common stock, subject to adjustment in certain circumstances.

The convertible notes and the shares of the company’s common stock issuable upon conversion of the notes, if any, have not been, and will not be, registered under the United States Securities Act of 1933, as amended (“Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The company only plans to offer the convertible notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the convertible notes will be made only by means of a private offering memorandum.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses. The company also provides truck and diesel engine service parts. Another affiliate offers financing services.

Cautionary Statement Concerning Forward-Looking Statements

Information provided and statements contained in this release that are not purely historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding the proposed offering of the securities and the anticipated use of proceeds therefrom. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of the company’s business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the fiscal year ended October 31, 2012 and quarterly reports for fiscal 2013. Although the company believes that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by the company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for its ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.